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                                                                    Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2004, (except Note 17E, as to which the date is May 6, 2004) in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-120411) and related prospectus of Treasure Mountain Holdings, Inc. dated February 10, 2005.

                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
February 9, 2005